EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT, dated as of June 23, 2008 (this “Agreement”), by and between Sonterra Resources, Inc., a Delaware corporation (the “Company”), and Gary L. Lancaster (the “Employee”).

RECITAL

The Company desires to engage Employee’s services, and Employee desires to perform such services, upon the terms, and subject to the conditions, set forth herein.

NOW, THEREFORE, in consideration of the covenants and promises contained herein, the compensation and benefits received by the Employee from the Company and the access given the Employee to the Company’s confidential information and the Company’s customers, and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and with the Company’s recognition of the knowledge and expertise provided by the Employee being acknowledged, the Company and the Employee hereby agree as follows:

1. Term of Employment.

Subject to the termination provisions set forth herein, the initial term of this Agreement and the Employee’s employment hereunder shall be for a term of two (2) years from the date of this Agreement (the “Initial Term”). This Agreement shall thereafter be automatically extended for additional successive one (1) year terms unless either party gives written notice of termination to the other party not less than ninety (90) days prior to the end of any term (in which event this Agreement shall terminate effective as of the close of the then existing Employment Term). The Initial Term of this Agreement and any additional terms as extended in accordance with this Section 1 are collectively referred to in this Agreement as the “Employment Term.”

2. Position and Duties.

(a) During the Employment Term, the Employee shall serve as Vice President and Chief Legal Officer. The Employee shall have such duties, functions, responsibilities, and authority as are from time to time delegated to the Employee by the Board of Directors of the Company (the “Board”) or are otherwise consistent with the duties, responsibilities and authority of the executive office held by the Employee; provided that with respect to any specifically delegated duties, functions, responsibilities and authority, such duties, functions, responsibilities, and authority are reasonable and customary for a person serving in the office/position of a public company comparable to the Company.

(b) During the Employment Term, the Employee shall: (i) devote substantially all of his time during normal business hours to the business of the Company, fulfill his duties and obligations under this Agreement and use his best efforts, judgment and energy to perform, improve and advance the business and interests of the Company in a manner consistent with the duties of his position; provided, however, that Employee shall not be prevented from serving as a member of the board of directors of a corporation if the Company determines that such membership is not adverse to its interests; (ii) not engage in any business activities that are directly or indirectly competitive with any business conducted by the Company or any of its subsidiaries or affiliates; (iii) observe and carry out such reasonable rules, regulations, policies, directions and restrictions as may be established from time to time by the Board, including but not limited to, the standard policies and procedures of the Company as in effect from time to time; and (iv) do such traveling as may be required in connection with the performance of such duties and responsibilities.

(c) The Employee acknowledges that this Agreement contains a non-disclosure of proprietary information and non-competition provisions, and the Employee agrees to comply with these provisions. The Employee understands that entering into and complying with these provisions is a condition to the Employee’s continued employment with the Company and that failure to comply with the terms of these provisions may result in immediate termination from employment.

(d) In connection with the Employee’s employment by the Company under this Agreement, the Employee shall be based at the principal executive offices of the Company, except for such reasonable travel as the performance of the Employee’s duties in the business of the Company may require. Notwithstanding the foregoing, the Board may, in its discretion, determine to relocate the principal offices of the Company for any necessary business purpose, and doing so shall not be a breach of this Agreement.

3. Hours of Work.

The Employee’s normal days and hours of work shall coincide with the Company’s regular business hours. The nature of the Employee’s employment with the Company requires flexibility in the days and hours that the Employee must work, and may necessitate that the Employee work on other or additional days and hours. The Company reserves the right to require the Employee, and the Employee agrees, to work during other or further days or hours than the Company’s normal business hours.

4. Compensation and Benefits.

(a) Base Salary. During the Employment Term, the Employee shall accrue base salary on a daily basis at a rate equal to $180,000 per year (“Base Salary”) for his services to the Company. All Base Salary shall be paid as set forth in Section 4(f) hereof. The Employee’s Base Salary may be subject to such adjustments as may be determined from time to time by the Board in its sole discretion; provided, however, in no event shall the Employee’s Base Salary be reduced unless such reduction is part of a salary reduction applicable to all similarly situated employees of the Company based upon the Company’s financial condition.

(b) One-Time Sign-on Bonus. The Employee shall receive a one-time, lump-sum, sign-on bonus in the gross amount of $70,000 (the "Sign-On Bonus"), payable in cash upon his signing this Agreement. If the Employee’s employment with the Company ends for any reason prior to March 31, 2009, then the Employee shall immediately repay to the Company the full amount of the Sign-On Bonus.

(c) Stock Options. The Employee shall be eligible to receive awards of options (“Options”) to purchase common stock of the Company (“Common Stock”) pursuant to and in accordance with the terms and conditions set forth in any option plan adopted by the Board in its sole discretion (the “Option Plan”). The decision whether or not to award stock options under the Option Plan, if adopted, to the Employee, and the amount of any such award, shall be within the sole discretion of the Company. The definitive terms and conditions of the Options shall be set forth in a separate option agreement to be entered into by the Employee and the Company (the “Option Agreement”). To the extent there is any inconsistency or conflict between the terms of the Option Agreement and the terms of the Option Plan, the terms of the Option Plan shall govern and control. Upon the execution of this Agreement, the Company shall grant to the Employee options under the Sonterra Resources, Inc. 2007 Non-Qualified Stock Option Plan to acquire shares of Common Stock having an exercise price, vesting and term as described on Exhibit A attached hereto.

(d) Employee Benefits. During the Employment Term, the Employee shall be entitled to participate in all employee benefit plans (including executive bonus plans, cash bonus awards and long-term incentive plans), programs and arrangements that are generally made available by the Company to its senior executives. In addition to the rights of the Employee set forth in the preceding sentence, the Company shall provide health, dental, disability and life insurance for the Employee under such group health, dental, disability and life insurance plans maintained by the Company for its full-time, salaried employees (subject to the terms and conditions thereof). Nothing herein shall require the Company to adopt or maintain any type of benefit plan or policy. The Employee acknowledges that any such plan or policy will be subject to deductibles and co-pay requirements

(e) Expenses. During the Employment Term, the Employee shall be entitled to receive reimbursement upon a timely basis (according to the then-current practices of the Company) for all reasonable and necessary out-of-pocket expenses incurred by the Employee in connection with performing his duties and responsibilities hereunder, that are reimbursable in accordance with the Company’s policies from time to time in effect, upon the presentation by the Employee of an itemized monthly accounting of such expenditures, including receipts where required by Company policy or federal income tax regulations.

(f) Payment of Base Salary. No Base Salary shall be paid to the Employee prior to the Acquisition Completion. Promptly after the Acquisition Completion, but no earlier than three Business Days, and no later than five Business Days, after the public announcement of the Acquisition Completion, the Company shall pay the Employee all Base Salary accrued through such payment date. Base Salary for the periods after such payment date shall be payable in installments in accordance with the general payroll practices of the Company, or as otherwise mutually agreed upon, but no less often than twice monthly. As used in this Agreement, “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

(g) Definitions. For purposes of this Agreement, (i) “Acquisition Completion” means the consummation of any “Acquisition” (as defined below) or related series of Acquisitions for an aggregate cash purchase price of not less than $25,000,000; (ii) “Acquisition” means the acquisition by the Company of (A) a majority of the equity interests in, or substantially all of the assets of, a corporation, partnership, company or other entity engaged in a business competitive with the Company, (B) a majority ownership interest in oil or gas real property interests with respect to real properties of which the Company is the primary operator, or (C) any other oil and gas real property interests and related assets, but, in the case of (ii)(A), (ii)(B) and (ii)(C), only if the holders of at least two-thirds (2/3) of the aggregate principal of the RCGI Notes then outstanding have expressly consented in writing to such Acquisition; and (iii) the “NAV per share of Common Stock” means, as of any date, the result of (I) (X) the value of the total assets of the Company as of such date, including all cash and cash equivalents, interest and dividends receivable, less (Y) all liabilities of the Company (including indebtedness, obligations, expenses and dividends payable), divided by (II) the number of outstanding shares of Common Stock as of such date, as such assets, liabilities and outstanding shares are presented in the consolidated financial statements of the Company, prepared in accordance with generally accepted accounting principles, and set forth in a quarterly report on Form 10-Q or annual report on Form 10-K.

5. Vacation.

The Employee shall be entitled to accrue, pro rata, fifteen (15) vacation days for each annual period during the Employment Term. Vacation days shall be used during the applicable annual period in which they are accrued. The Employee shall be entitled to carry over up to five (5) accrued vacation days from one annual period to the next and all the rest of the accrued vacation time that the Employee does not use during the applicable annual period in which they were accrued shall be forfeited unless the Company shall have requested the Employee, in writing, to modify or postpone a previously planned vacation.

6. Termination of Employment.

(a) For Cause. The Company may terminate the Employee’s employment at any time hereunder for Cause (as defined below) (a “For Cause Termination”) upon written notice to the Employee. For purposes of this Agreement, “Cause” shall mean any of the following:

(i) dishonesty by the Employee in the performance of his duties and obligations to the Company;

(ii) the Employee’s conviction of, or entering a plea of guilty, nolo contendere or comparable plea to, any felony or to any misdemeanor involving moral turpitude;

(iii) any willful act or omission by the Employee that is, or is likely to be, materially injurious to the financial condition or business reputation of the Company, as determined by the Board of the Company or an independent committee of the Board of the Company;

(iv) a breach by the Employee of any material covenant contained in this Agreement that is to be observed or performed by the Employee;

(v) a breach by the Employee of any of the written policies of the Company the result of which is, or is likely to be, materially injurious to the Company, as determined by the Board of the Company or an independent committee of the Board of the Company;

(vi) any appropriation by the Employee of a corporate opportunity or a material corporate asset;

(vii) the Company being unable to register its securities with the United States Securities and Exchange Commission or listed on a stock exchange due to the failure of the Employee to make a disclosure with respect to the Employee’s background; or

(viii) the failure or refusal by the Employee to comply with a written lawful directive by the Board or any committee of the Board that is not inconsistent with the terms hereof.

(b)  Without Cause. The Company may in its sole and absolute discretion terminate Employee’s employment hereunder at any time without Cause for any or no reason. For purposes of this Agreement, a “Without Cause Termination” shall mean a termination by the Company of Employee’s employment hereunder other than pursuant to a For Cause Termination.

(c) Death. The Employee’s employment hereunder shall terminate automatically upon his death.

(d) Disability. If the Disability (as defined below) of the Employee occurs during the Employment Term, the Company may notify the Employee of the Company’s intention to terminate the Employee’s employment hereunder for Disability. In such event, the Employee’s employment hereunder shall terminate effective on the 30th day following the date such notice of termination is received by the Employee (the “Disability Effective Date”). For purposes of this Agreement, the “Disability” of the Employee shall be deemed to have occurred at such time as the Board determines, in its reasonable discretion, (i) that despite any reasonable accommodation required by law, the Employee is unable to perform the essential functions of his position hereunder as a result of his physical or mental incapacity and (ii) that such inability has existed or is likely to exist for a period of ninety (90) days or more in any twelve (12) month period or for sixty (60) consecutive days.

(e) Termination By The Employee.

For Good Reason. The Employee may terminate his employment hereunder if (i) there occurs a material breach by the Company of any material provision of this Agreement, which breach is not cured within thirty (30) days after written notice by the Employee to the Company of such breach; or (ii) the Employee’s Base Salary is reduced pursuant to the terms of Section 4(a) hereof and is not fully restored to the original amount set forth in Section 4(a) hereof within ninety (90) days from the date of such reduction. For purposes of this Agreement, a “Good Reason Termination” shall mean a termination by the Employee of Employee’s employment hereunder pursuant to this Section 6(e).

(f) Notice of Termination. Any termination of the Employee’s employment hereunder by the Company or by the Employee (other than a termination pursuant to Section 6(c)) shall be communicated by a Notice of Termination (as defined below) to the other party hereto. For purposes of this Agreement, a “Notice of Termination” shall mean a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) in the case of a termination for Disability or a For Cause Termination or a Good Reason Termination, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee’s employment under the provision so indicated, and (iii) specifies the Employment Termination Date (as defined in Section 6(g) below). The failure by the Company or Employee, as applicable, to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Disability, Cause or Good Reason shall not waive any right of the Company or Employee hereunder or preclude the Company or Employee from asserting such fact or circumstance in enforcing the Company’s or Employee’s rights hereunder.

(g) Employment Termination Date. For purposes of this Agreement, “Employment Termination Date” shall mean the effective date of termination of the Employee’s employment hereunder, which date shall be (i) if the Employee’s employment is terminated by his death, the date of his death, (ii) if the Employee’s employment is terminated because of his Disability, the Disability Effective Date, (iii) if the Employee’s employment is terminated by the Company pursuant to a For Cause Termination, the date specified in the Notice of Termination, (iv) if the Employee’s employment is terminated by the Company pursuant to a Without Cause Termination, the date specified in the Notice of Termination and (v) if the Employee’s employment is terminated by the Employee pursuant to a Good Reason Termination, the date on which the Notice of Termination is given.

(h) Resignation. In the event of termination of the Employee’s employment hereunder for any reason whatsoever other than the death of the Employee, the Employee agrees that if at such time he is a member of the Board of Directors or officer of the Company or a director or officer of any of the Company’s subsidiaries, he shall promptly deliver to the Company his written resignation from all such positions, such resignation to be effective as of the Employment Termination Date.

7. Company Obligations Upon Termination of Employment.

(a) Death. If the Employee’s employment hereunder is terminated by reason of the Employee’s death, the Company shall pay to the Employee’s estate, in a lump sum in cash within thirty (30) days after the Employment Termination Date, a sum equal to the Employee’s accrued and unpaid Base Salary (provided that such sum shall be deemed to be zero dollars ($0) prior to the Acquisition Completion), reimbursable expenses and vacation accrued but unpaid in each case through the Employment Termination Date, and thereafter the Company shall have no further obligation to the Employee under this Agreement.

(b) Disability. If the Employee’s employment hereunder is terminated by reason of the Employee’s Disability, the Company shall pay to the Employee, in a lump sum in cash within thirty (30) days after the Employment Termination Date, a sum equal to the Employee’s accrued and unpaid Base Salary (provided that such sum shall be deemed to be zero dollars ($0) prior to the Acquisition Completion), reimbursable expenses and vacation accrued but unpaid in each case through the Employment Termination Date, and thereafter the Company shall have no further obligation to the Employee under this Agreement, except as provided in the immediately following sentence. In addition, the Company shall continue to provide at its expense group medical and dental insurance, as in effect on the Employment Termination Date, to the Employee and to the Employee’s immediate family for a period of six (6) months after the Employment Termination Date.

(c) For Cause Termination. If the Employee’s employment hereunder is terminated pursuant to a For Cause Termination, the Company shall pay to the Employee, in a lump sum in cash within thirty (30) days after the Employment Termination Date, the Employee’s accrued and unpaid Base Salary (provided that such sum shall be deemed to be zero dollars ($0) prior to the Acquisition Completion), reimbursable expenses and vacation accrued but unpaid in each case through the Employment Termination Date, to the extent not theretofore paid, and, thereafter, the Company shall have no further obligations to the Employee under this Agreement.

(d) Without Cause Termination and Good Reason Termination. If the Employee’s employment hereunder is terminated by reason of a Without Cause Termination or a Good Reason Termination pursuant to Section 6(e)(i), the Company shall pay to the Employee the Employee’s Base Salary for a period equal to the lesser of six (6) months and the remainder of the then current Employment Term (provided that such Base Salary shall be paid to the Employee solely if such termination occurs after the Acquisition Completion), at the regularly scheduled payment intervals following the Employment Termination Date, and shall pay within thirty (30) days following the Employment Termination Date all reimbursable expenses and vacation accrued but unpaid in each case through the Employment Termination Date and shall continue to provide group medical and dental insurance at the Company’s expense, as in effect on the Employment Termination Date, to the Employee and to the Employee’s immediate family for the six-month period after the Employment Termination Date and thereafter the Company shall have no further obligation to the Employee under this Agreement. If the Employee’s employment hereunder is terminated by reason of a Good Reason Termination pursuant to Section 6(e)(ii) hereof, the Company shall pay to the Employee, in a lump sum in cash within thirty (30) days after the Employment Termination Date, the Employee’s accrued and unpaid Base Salary (provided that such sum shall be deemed to be zero dollars ($0) prior to the Acquisition Completion), reimbursable expenses and vacation accrued but unpaid in each case through the Employment Termination Date, to the extent not theretofore paid, and, thereafter, the Company shall have no further obligations to the Employee under this Agreement; provided that the Employee shall not be subject to Section 11 hereof after his termination pursuant to Section 6(e)(ii).

(e) Sole Remedy. The receipt of payments, if any, provided for under Section 7(d) shall be the Employee’s sole and exclusive remedy for the termination of his employment hereunder and shall be in lieu of any claim that he might otherwise have against the Company arising from such termination. All payments that are to be made by, and/or benefits that are to be provided, the Company to the Employee following the Employment Termination Date shall be subject to the Employee complying with any covenants hereunder to be observed or performed by the Employee following termination of the Employee’s employment hereunder including, without limitation, Sections 9, 10, 11, and 12 hereof.

(f) Release. Any severance payments due to Employee under Section 7(d) shall be contingent upon Employee’s execution of a full and general release of any and all claims against the Company, the Board of Directors and officers of the Company and any affiliates and representatives of the Company arising out of Employee’s employment with the Company or this Agreement, in a form acceptable to the Company.

(g) No Duty to Mitigate. Employee’s rights and privileges under the first sentence of Section 7(d) shall be considered severance pay in consideration of his past service to the Company, and his entitlement thereto shall neither be governed by any duty to mitigate his damages by seeking further employment nor offset by any compensation that he may receive from future employment unless such employment is a violation of Section 11 hereof.

8. Employee’s Compliance With Company Policies And The Law. The Employee shall comply fully with all Company policies, procedures and rules, as determined, promulgated and modified by the Company from time to time, including, without limitation, the Company’s policies, procedures and rules prohibiting discrimination and harassment, and concerning email and Internet use, and the Company’s Insider Trading Policy and Procedures. The Company reserves the right to add, delete or modify any Company policy, procedure or rule in its respective sole discretion. The Employee shall also comply fully with all applicable U.S. federal, state and local laws, regulations and ordinances, including, without limitation the Sarbanes-Oxley Act of 2002.

9. Nondisclosure of Confidential and Proprietary Information

During the Employment Term, the Employee agrees to the following:

(a) The Employee acknowledges that during the Employment Term, the Employee will have access to and possession of trade secrets, confidential information, and proprietary information (collectively, as defined more extensively below, “Confidential Information”) of the Company, its parents, subsidiaries and affiliates and their respective customers, suppliers and other third parties that do business with them. The Employee recognizes and acknowledges that this Confidential Information is valuable, special and unique to the Company’s business, is owned solely by and is the exclusive property of the Company, is to be used only for the Company’s benefit, and that access to and knowledge thereof are essential to the performance of the Employee’s duties to the Company. During the Employment Term and, thereafter, the Employee shall keep secret and shall not use or disclose, reveal, transfer, reproduce, sell, capitalize upon or take advantage of such Confidential Information relating to the Company, its customers, suppliers or other third parties that do business with it except at the request of the Company, and in addition, Employee shall exercise all reasonable efforts and precautions to prevent such disclosure, breach of confidentiality, or other conduct or action inconsistent herewith; provided, however, that Confidential Information may be disclosed to the extent (i) required by law or court order or (ii) generally available to the public other than by unauthorized disclosure.

(b) The term “Confidential Information” means information in whatever form, be it written, digital, graphic, electronically stored, orally transmitted or memorized, concerning:

(i) the Company’s business or operations plans, strategies, portfolio, prospects or objectives;

(ii) the Company’s structure, products, product development, technology, distribution, sales, services, support and marketing plans, practices, and operations;

(iii) the prices, costs, and details of the Company’s services;

(iv) research and development, new products, licenses, operations or plans;

(v) trade secrets, proprietary information, trade and service marks, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, discoveries, developments, designs, schematics, manuals, drawings, computer disks and programs, techniques, employee suggestions, development tools, computer printouts and improvements (hereinafter referred to as “Inventions”);

(vi) customers and customer lists, including present and potential customers, prospects or targets (including without limitation, the identities of customers, names, addresses, contact, persons and the customers’ business status or needs), customer files and records;

(vii) information regarding the skills, compensation and benefits of other employees of the Company;

(viii) financial records, unpublished financial statements, financial condition, results of the Company’s operations and related information about the Company;

(ix) any other financial, commercial, business or technical information related to any of the products or services made, developed or sold by the Company or its customers.

(c) The Employee further recognizes that the Company has received, and in the future will receive, from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the Employment Term and thereafter, the Employee shall hold all Third Party Information in the strictest confidence and shall not disclose to anyone (other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with work for the Company, any Third Party Information unless expressly authorized by the Company in writing.

(d) The Employee further agrees to store and maintain all Confidential Information and Third Party Information in a secure place. On the termination of employment, Employee agrees to deliver all records, data, information, and other documents produced or acquired during the Employment Term, and all copies thereof, to the Company. Such material at all times shall remain the exclusive property of the Company, unless otherwise agreed to in writing by the Company. Upon termination of the employment, the Employee agrees to make no further use of any Confidential Information on his own behalf or on behalf of any other person or entity other than the Company.

(e)  During the Employment Term and thereafter, the Employee shall not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom the Employee has an obligation of confidentiality, and shall not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom the Employee has an obligation of confidentiality unless consented to in writing by that former employer or person.

10.  Assignment of Inventions and Intellectual Property

(a) The term “Proprietary Rights” shall mean all trade secret, trademark, service mark, patent, copyright, mask work and other intellectual property rights throughout the world. The term “Inventions” shall mean all trade secrets, trade and service marks, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, technology, writings, software programs, other works of authorship, know how, discoveries, developments, designs, techniques or any claim of rights (or any related improvements or modifications to the foregoing).

(b) In consideration of the Employee’s employment, the Employee hereby assigns and agrees to assign in the future (when any such Inventions or Proprietary Rights are first reduced to practice or first fixed in an tangible medium, as applicable) to the Company all right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by the Employee, either alone or jointly with others, during or at any time before or after the period of employment with the Company, which (i) relate to methods, apparatus, designs, products, processes or devices sold, leased, used or under construction or development by the Company or any subsidiary or otherwise relate to or pertain to the actual or anticipated business, functions, operations, research or development of the Company or any subsidiary, (ii) arise (wholly or partly) from the Employee’s efforts during any time that the Employee is either physically present on the Company’s premises or utilizing any physical or intellectual property owned or leased by the Company, or (iii) are based on any information or knowledge gained by the Employee through his employment with the Company. Inventions assigned to the Company, or to a third party as directed by the Company pursuant to this Section, are hereinafter referred to as “Company Inventions.”

(c) During the Employment Term and for eighteen (18) months thereafter, the Employee shall promptly disclose to the Company, fully and in writing, all Inventions authored, conceived or reduced to practice by the Employee, either alone or jointly with others. In addition, the Employee shall promptly disclose to the Company all patent applications filed by the Employee or on behalf of the Employee within eighteen (18) months after termination of employment. At the time of each such disclosure, the Employee shall advise the Company in writing of any Inventions that he believes fully qualifies for protection under the Law; and the Employee shall at that time provide to the Company in writing all evidence necessary to substantiate that belief.

(d) The Employee also agrees to assign all right, title and interest in and to any particular Company Invention to a third party, as directed by the Company.

(e) The Employee shall assist the Company in every proper way to obtain, and from time to time to enforce, the Company’s Proprietary Rights relating to Company Inventions in any and all countries. To that end the Employee shall execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, the Employee shall execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee. The Employee’s obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the termination of employment, and the Company shall provide compensation at a reasonable rate after termination for the time actually spent by the Employee at the Company’s request on any such assistance.

(f) In the event the Company is unable for any reason, after reasonable effort, to secure the Employee’s signature on any document needed in connection with the actions specified in the preceding paragraph, the Employee hereby irrevocably appoints the Company and its duly authorized officers and agents as the Employee’s agent and attorney in fact to act for and in his behalf to sign, execute, verify and file any and all documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by the Employee. The Employee hereby waives and quitclaims to the Company any and all claims, of any nature whatsoever, which the Employee now or may hereafter have for infringement of any Proprietary Rights assigned to the Company.

(g) Notwithstanding the foregoing, the Employee shall not be prohibited by this Section 10 from using, after the Employment Term, ideas, data, technology, know how or techniques that are acquired or generated from the general knowledge of the industry that the Company is engaged in.

11. Non-Competition.

(a) Employee will, as a result of his employment with the Company, be involved with and exposed to substantial business resources and assets of the Company and certain of its affiliates and will develop additional contacts and relationships with numerous individuals and companies, which are also involved in the business of the Company or businesses related thereto. Such individuals and organizations will have business and contractual relationships with the Company and/or its affiliates that will be a valuable asset thereof. The Employee also recognizes and agrees with the Company that the services which the Employee will render during the Employment Term are unique, special and of extraordinary character, that the Company will be substantially dependent upon such services to develop and market its products and to earn a profit, and that the application of the Employee’s knowledge and services to any competitive business would be substantially detrimental to the Company. Accordingly, in consideration for employment by the Company and compensation and other benefits, including any compensation the Employee may receive after his employment is terminated pursuant to this Agreement, the Employee shall not, directly or indirectly (whether as an employee, officer, executive, director, manager, stockholder, member, lender, consultant or any other capacity), during the period of his employment with the Company, and for a period of six (6) months after termination of employment hereunder for any reason whatsoever, engage in any business or activity or otherwise compete anywhere in the United States, with any business or activity that is competitive with any business or activity engaged in by the Company or any of its subsidiaries or affiliates or contemplated to be engaged in (as of the time of the termination of employment) by the Company or any such subsidiary or affiliate; provided, however, that the foregoing sentence shall not be applicable in the event the Employee is terminated pursuant to Section 6(e)(ii) hereof or if the Employee or the Company terminates this Agreement at the end of the Initial Term or any additional term pursuant to Section 1. In addition, for a period of two (2) years from the end of the Employment Term the Employee shall not induce or attempt to induce any person or entity that is engaged in any business activity or relationship with the Company or any subsidiary or affiliate of the Company to terminate that activity or relationship to reduce such activity or relationship.

(b) The term “compete” as used herein means to engage, directly or indirectly, either as a proprietor, partner, employee, commissioned salesperson, agent, consultant, director, officer, stockholder or in any other capacity or manner whatsoever. The provisions of this Section shall not prevent the Employee from investing any assets in securities of any publicly-traded corporation, provided that such investments do not, directly or indirectly, result in the Employee, his spouse or his children collectively (i) owning beneficially at any time five percent (5%) or more of the equity securities of any corporation engaged in a business competitive with the Company, or (ii) otherwise being able to control or actively participate in the business decisions of such corporation.

12. Non-Solicitation.

For the period of his employment by the Company and for two (2) years after the date of the conclusion of such employment, the Employee shall not (i) induce, solicit or seek to influence, either directly or indirectly, any employee of, or any person under written contract with, the Company or any of its affiliates, to leave the employ of the Company or any subsidiary, or division thereof or to enter into any employment agreement, independent contractor arrangement, or any other arrangement whereby such individual would perform services for compensation, either directly or indirectly, for any person, firm, corporation or other entity engaged in business in competition with the Company or any of its affiliates, or (ii) solicit any customer of the Company or any of its affiliates, or any identified prospect or identified potential customer to which a marketing proposal or presentation was made during the twelve-month period immediately preceding termination of the Employment Term (other than on behalf of the Company) for any business of the type conducted by the Company.

13. No Conflicting Obligations.

The Employee represents and warrants that the Employee has the full right and authority to enter into this Agreement and to render the services as required under this Agreement, and that the execution, delivery, and performance by the Employee of this Agreement do not and will not conflict with or result in a violation of any provision of, or constitute a default under, any contract, agreement, instrument, or obligation to which the Employee is a party or by which the Employee is bound, including any agreement to keep in confidence information acquired by the Employee in confidence or in trust prior to employment by the Company. The Employee shall not enter into any agreement or business relationship or incur any obligations to any third party following the date hereof that may conflict with, or interfere with the Employee’s abilities to perform, the Employees duties and responsibilities pursuant to this Agreement.

14. Return of Company Property.

When the Employee leaves the employ of the Company, the Employee shall deliver to the Company (and shall not keep in his possession, recreate or deliver to anyone else) any and all devices, records, recordings, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, computer materials, equipment, other documents or property, together with all copies thereof (in whatever medium recorded), belonging to the Company, its successors or assigns. The Employee further agrees that any property situated on the Company’s premises and owned by the Company, including computer disks and other digital, analog or hard copy storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. Prior to leaving, the Employee shall cooperate with the Company in completing and signing the Company’s termination statement for management personnel.

15. Notification of New Employer.

In the event that the Employee leaves the employ of the Company, the Employee hereby agrees to notify his new employer of those of the Employee’s obligations which are continuing under this Agreement after the termination hereof.

16. Remedies.

(a) The Company shall be entitled to equitable relief, including injunctive relief and specific performance as against the Employee and his agents, without the requirement of posting bond or other security or proof of damage, for the Employee’s or his agent’s threatened or actual breach of Section 8, 9, 10, 11 or 12 of this Agreement, as money damages for a breach thereof would be incapable of precise estimation, uncertain, and an insufficient remedy for an actual or threatened breach of Section 8, 9, 10, 11 or 12 of this Agreement. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available for such breach or threatened breach of Section 8, 9, 10, 11, or 12 of this Agreement, including the recovery of damages.

(b)  The prevailing party in any legal actions arising under this Agreement shall be reimbursed in full the legal fees for enforcement in favor of such prevailing party.

17. Public Statements.

Employee agrees that he shall not make any speeches, publish articles, appear as a guest or a commentator on any television or radio show or issue statements to the press, or that in anyway pertain to, the Company or to Employee’s employment with same without the Company’s prior approval unless pursuant to the Employee’s duties to the Company. Violation of this provision by Employee is a material breach of this Agreement.

18. Notices.

Any notices, requests, demands or other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or three (3) days after being mailed by certified mail, return receipt requested, addressed to the party being notified at the address of such party first set forth herein, or at such other address as such party may hereafter have designated by notice; provided, however, that any notice of change of address shall not be effective until its receipt by the party to be charged therewith.

19. Miscellaneous.

(a) Telephones, stationery, postage, e-mail, the internet and other resources made available to the Employee by the Company are solely for the furtherance of the Company business.

(b) All construction and interpretation of this Agreement shall be governed by and construed in accord with the internal laws of the State of Texas, without giving effect to that State’s principles of conflicts of law.

(c) The Employee and the Company agree that any provision of this Agreement deemed unenforceable or invalid by any court of competent jurisdiction shall be reformed and modified to make such provision valid and to permit enforcement of the objectionable provision to the fullest permissible extent. It is the intent of the Company and the Employee that this Agreement be enforced to the fullest extent permitted by applicable law. Any provision of this Agreement deemed unenforceable after modification shall be deemed stricken from this Agreement, with the remainder of this Agreement being given its full force and effect. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect.

(d) Any waiver granted by a party of any breach of or failure to comply with any provision or condition of this Agreement by the other party shall not be construed as, or constitute, a continuing waiver of such provision or condition, or a waiver of any other breach of, or failure to comply with, any other provision or condition of this Agreement, any such waiver to be limited to the specific matter and instance for which it is given. No waiver of any such breach or failure or of any provision or condition of this Agreement shall be effective unless in a written instrument signed by the party granting the waiver.

(e) The Employee and the Company independently have made all inquiries regarding the qualifications and business affairs of the other which either party deems necessary. The Employee affirms that the Employee is knowledgeable and sophisticated as to business matters, including the subject matter of this Agreement, and has read and fully understands this Agreement’s meaning and legally binding effect. The Employee further affirms that, prior to assenting to the terms of this Agreement, the Employee had been provided with a reasonable time to review it, consult with counsel of the Employee’s own choice, and to negotiate at arm’s length with the Company as to the contents of this Agreement. The Employee further affirms that the provisions in this Agreement represent accurately the expression of the parties’ mutual intent, and that the Employee has entered into this Agreement freely and voluntarily and without pressure or coercion from anyone. Each party assumes the risk of any misrepresentation or mistaken understanding or belief relied upon by either party in entering into this Agreement. In resolving any dispute or construing any term or provision in this Agreement, there shall be no presumption made or inference drawn because of the inclusion of a provision not contained in a prior draft or the deletion of a provision contained in a prior draft. The parties acknowledge and agree that this Agreement was negotiated and drafted with each party being represented by competent counsel of its choice and with each party having an opportunity to participate in the drafting of the provisions hereof and shall therefore be construed as if drafted jointly by the parties.

(f) The Company and the Employee agree that the Employee’s obligations to the Company during the Employee’s employment with the Company, as well as any other obligations of the Employee under this Agreement, may be assigned to any successor in interest to the Company or to any division or affiliate of the Company in its sole discretion and without additional consideration or prior notice to the Employee, but that nothing requires the Company to do so. The Employee’s obligations under this Agreement are personal in nature and may not be assigned by the Employee to any other person or entity.

(g) This Agreement contains the entire understanding and agreement of the parties relating to the subject matter hereof and supersedes all prior and/or contemporaneous understandings and agreements of any kind and nature (whether written or oral) among the parties with respect to such subject matter, all of which are merged herein. This Agreement may not be modified, amended, altered or supplemented, except by a written agreement executed by each of the parties hereto.

(h) This Agreement and any amendments hereto may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when counterparts have been signed by each party hereto and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. At the request of any party, each other party shall promptly re-execute an original form of this Agreement or any amendment hereto and deliver the same to the other party. No party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract, and each party hereto forever waives any such defense.

(i) The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the date first above written.

SONTERRA RESOURCES, INC.

By:	/s/ Michael J. Pawelek
Name:	Michael J. Pawelek
Title:	President

EMPLOYEE:

/s/ Gary L. Lancaster
Gary L. Lancaster

Consent and Waiver

The undersigned hereby consents to the Company’s execution, delivery and performance of this Employment Agreement and the issuance of Options, and the issuance of shares of Common Stock pursuant to the exercise of such Options, contemplated thereby and waives any restrictions thereon contained in that certain Securities Exchange and Additional Note Purchase Agreement, dated as of August 3, 2007, between the undersigned and Sonterra Resources, Inc. (as amended by that certain February 2008 Amendment Agreement, dated as of February 14, 2008, and as may be further amended, restated, supplemented or otherwise modified and in effect from time to time) or any other agreement between the undersigned and Sonterra Resources, Inc.

THE LONGVIEW FUND, L.P., a California limited partnership

By:	Viking Asset Management, LLC
Its:	Investment Adviser

By:	/s/ S. Michael Rudolph
Name:	S. Michael Rudolph
Title:	CFO & Managing Member

[Signature Page to Employment Agreement - Gary L. Lancaster]

Exhibit A

Option Grant

Employee Options granted pursuant to the Sonterra Resources, Inc. 2007 Non-Qualified Stock Option Plan, which Options may be exercised upon or after becoming vested:

Grant Date: June 23, 2008

Group #1

Number of shares of Common Stock underlying Options Granted: 380,573
Exercise Price: $1.35.
Vesting Schedule:

•
Such Options shall vest with respect to 126,857 shares of Common Stock subject thereto on the earlier of (A) the first anniversary of the Acquisition Completion (the “First Anniversary”) and (B) the first date following the Acquisition Completion on which the Company files a quarterly report on Form 10-Q or an annual report on Form 10-K for a period at the end of which the Company has an “NAV per share of Common Stock” that is at least $4.00 (as adjusted to reflect any stock split, stock dividend, stock combination or similar transaction after the date hereof, as set forth in the Option Agreement).

•
Such Options shall vest with respect to 126,858 shares of Common Stock on the earlier of (A) the second anniversary of the Acquisition Completion (the “Second Anniversary”) and (B) the first date following the First Anniversary on which the Company files a quarterly report on Form 10-Q or an annual report on Form 10-K for a period at the end of which the Company has an “NAV per share of Common Stock” that is at least $6.00 (as adjusted to reflect any stock split, stock dividend, stock combination or similar transaction after the date hereof, as set forth in the Option Agreement).

•
Such Options shall vest with respect to 126,858 shares of Common Stock on the earlier of (A) the third anniversary of the Acquisition Completion (the “Third Anniversary”) and (B) the first date following the Second Anniversary on which the Company files a quarterly report on Form 10-Q or an annual report on Form 10-K for a period at the end of which the Company has an “NAV per share of Common Stock” that is at least $8.00 per share (as adjusted to reflect any stock split, stock dividend, stock combination or similar transaction after the date hereof, as set forth in the Option Agreement) .

Group #2

Number of shares of Common Stock underlying Options Granted: 380,573
Exercise Price: $1.755.
Vesting Schedule:

•
Such Options shall vest with respect to 126,857 shares of Common Stock subject thereto on the earlier of (A) the First Anniversary and (B) the first date following the Acquisition Completion on which the Company files a quarterly report on Form 10-Q or an annual report on Form 10-K for a period at the end of which the Company has an “NAV per share of Common Stock” that is at least $4.00 (as adjusted to reflect any stock split, stock dividend, stock combination or similar transaction after the date hereof, as set forth in the Option Agreement).

•
Such Options shall vest with respect to 126,858 shares of Common Stock on the earlier of (A) the Second Anniversary and (B) the first date following the First Anniversary on which the Company files a quarterly report on Form 10-Q or an annual report on Form 10-K for a period at the end of which the Company has an “NAV per share of Common Stock” that is at least $6.00 (as adjusted to reflect any stock split, stock dividend, stock combination or similar transaction after the date hereof, as set forth in the Option Agreement).

•
Such Options shall vest with respect to 126,858 shares of Common Stock on the earlier of (A) the Third Anniversary and (B) the first date following the Second Anniversary on which the Company files a quarterly report on Form 10-Q or an annual report on Form 10-K for a period at the end of which the Company has an “NAV per share of Common Stock” that is at least $8.00 (as adjusted to reflect any stock split, stock dividend, stock combination or similar transaction after the date hereof, as set forth in the Option Agreement).

Group #3

Number of shares of Common Stock underlying Options Granted: 380,573
Exercise Price: $2.025.
Vesting Schedule:

•
Such Options shall vest with respect to 126,857 shares of Common Stock subject thereto on the earlier of (A) the First Anniversary and (B) the first date following the Acquisition Completion on which the Company files a quarterly report on Form 10-Q or an annual report on Form 10-K for a period at the end of which the Company has an “NAV per share of Common Stock” that is at least $4.00 (as adjusted to reflect any stock split, stock dividend, stock combination or similar transaction after the date hereof, as set forth in the Option Agreement).

•
Such Options shall vest with respect to 126,858 shares of Common Stock on the earlier of (A) the Second Anniversary and (B) the first date following the First Anniversary on which the Company files a quarterly report on Form 10-Q or an annual report on Form 10-K for a period at the end of which the Company has an “NAV per share of Common Stock” that is at least $6.00 (as adjusted to reflect any stock split, stock dividend, stock combination or similar transaction after the date hereof, as set forth in the Option Agreement).

•
Such Options shall vest with respect to 126,858 shares of Common Stock on the earlier of (A) the Third Anniversary and (B) the first date following the Second Anniversary on which the Company files a quarterly report on Form 10-Q or an annual report on Form 10-K for a period at the end of which the Company has an “NAV per share of Common Stock” that is at least $8.00 (as adjusted to reflect any stock split, stock dividend, stock combination or similar transaction after the date hereof, as set forth in the Option Agreement).